Sub-item 77I  Terms of new or amended
securities
Legg Mason Partners Income Trust
Amended and Restated Fee Table as follows:

LEGG MASON PARTNERS INCOME TRUST
Legg Mason Partners Global Inflation Management
Fund
(the Fund)
SUPPLEMENT DATED MARCH 25, 2009
TO THE PROSPECTUS DATED FEBRUARY 28, 2009
  The following information replaces, in its entirety, those sections of the Funds
Prospectus described below in order to reflect the imposition of a contractual fee waiver on the Funds Class R shares.
Fee table
  This table sets forth the estimated fees and expenses you may pay if you invest in fund shares, and, unless otherwise indicated, reflects expenses incurred by the fund during its fiscal year ended October 31, 2008.
Expenses may vary in the future.









SHAREHOLDER FEES


(PAID DIRECTLY
FROM YOUR
INVESTMENT)

CLASS A1


CLASS C

CLASS R
Maximum sales
charge (load)
imposed on
purchases (as a
% of
offering price)

2.25
%

None

None
Maximum
contingent
deferred sales
charge (load)
(as a % of the
lower of net
asset value at
purchase
or redemption)

None
2

None

None











ANNUAL FUND OPERATING EXPENSES




(PAID BY THE FUND AS A
% OF NET ASSETS)

CLASS A1


CLASS C


CLASS R

Management fees3

0.55
%

0.55
%

0.55
%
Distribution and
service (12b-1) fees

0.25
%

0.75
%

0.50
%
Other expenses

0.67
%4

0.24
%4

0.65
%5
Total annual fund
operating expenses6

1.47
%4

1.54
%4

1.70
%5
Less contractual fee
waiver and/or
expense reimbursemen
ts6

(0.57
)%

(0.14
)%

(0.55
)%
Total net annual
operating expenses

0.90
%

1.40
%

1.15
%
Example
  This example helps you compare the costs of investing in the fund with the costs of investing in other mutual funds. Your actual costs may be higher or lower. The example assumes:




You invest $10,000 in the fund for the
period shown




Your investment has a 5% return each year?
the assumption of a 5% return is required by the Securities and Exchange Commission (the
SEC) for purposes of this example and is not a prediction of the funds future performance




You reinvest all distributions and dividends without a sales charge





The funds operating expenses (after giving effect to the contractual fee waiver in effect through February 28, 2010) remain the same, except for the effect of certain contractual recordkeeping fees payable to a Service Agent, which will increase over time and are reflected in the example














NUMBER OF YEARS YOU OWN YOUR SHARES


1 YEAR

3 YEARS

5 YEARS

10 YEARS
Class A1,7
(with or
without
redemptio
n)

$
315

$
634

$
980

$
1,953
Class C7
(with or
without
redemptio
n)

$
143

$
482

$
848

$
1,879
Class R
(with or
without
redemptio
n)

$
117

$
481

$
870

$
1,961

1
On November 20, 2006, all Class B and Class O shares converted to Class A shares.

2
You may buy Class A shares in amounts of $500,000 or more at net asset value (without an initial charge), but if you redeem those shares within 12 months after their purchase, you will pay a contingent deferred sales charge of 0.50%.

3
The fund has a management fee schedule that reduces the management fee rate as assets increase as follows: 0.550% on assets up to and including $1 billion; 0.525% on assets over $1 billion and up to and including $2 billion;
0.500% on assets over $2 billion and up to and including $5 billion; 0.475% on assets over $5 billion and up to and including $10 billion;
and 0.450% on assets over $10 billion.

4
Other expenses for Class A and Class C shares have been estimated to reflect the estimated initial effect of certain contractual recordkeeping fees payable to a Service Agent.
Class A and Class C shares are also authorized to pay fees for recordkeeping services to other
Service Agents. As a result, the operating expenses of affected shareholders may increase over time.

5
Other expenses for Class R shares have been estimated based on expenses incurred by Class A shares because no Class R shares were outstanding during the fiscal year ended
October 31, 2008. Class R shares are authorized to pay fees for recordkeeping services. As a result, Other expenses of Class R shares are expected to increase over time.

6
Effective March 1, 2009, management has
contractually agreed to waive fees and/or reimburse expenses (other than brokerage, taxes and extraordinary expenses) to limit total net operating expenses to 0.90%, 1.40% and 1.15% for Class A, Class C and Class R shares, respectively, until February 28, 2010.

7
Reflects the estimated impact for the periods shown of certain contractual recordkeeping fees payable to a Service Agent, which became effective on October 1, 2008 and will increase annually over the next three years.





LEGG MASON PARTNERS INCOME TRUST
SUPPLEMENT DATED MARCH 13, 2009
TO THE STATEMENTS OF ADDITIONAL INFORMATION
OF THE FUNDS
LISTED IN SCHEDULE A BELOW
  Unless otherwise noted, effective at the close of business on April 3, 2009, the following supersedes and replaces any contrary information in the funds Statement of Additional Information.
  Letter of Intent?helps you take advantage of breakpoints in Class A sales charges. You may purchase Class A shares of funds sold by the Distributor over a 13-month period and pay the same sales charge, if any, as if all shares had been purchased at once. You have a choice of five Asset Level Goal amounts, as follows:


(1)
$100,000


(2)
$250,000


(3)
$500,000


(4)
$750,000


(5)
$1,000,000
  Each time you make a Class A purchase under a Letter of Intent, you will be entitled to pay the sales charge that is applicable to the amount of your Asset Level Goal. For example, if your Asset Level Goal is $100,000, any Class A investments you make under a Letter of Intent would be subject to the sales charge of the specific fund you are investing in for purchases of $100,000. Sales charges and breakpoints vary among the funds sold by the Distributor.
  When you enter into a Letter of Intent, you agree to purchase in Eligible Accounts over a thirteen (13) month period Eligible Fund
Purchases in an amount equal to the Asset Level
Goal you have selected, less any Eligible Prior
Purchases. For this purpose, shares are valued at the public offering price (including any sales charge paid) calculated as of the date of purchase, plus any appreciation in the value of the shares as of the date of calculation, except for Eligible Prior Purchases, which are valued at current value as of the date of calculation. Your commitment will be met if at any time during the 13-month period the value, as so determined, of eligible holdings is at least equal to your Asset Level Goal. All reinvested dividends and distributions on shares acquired under the Letter will be credited towards your Asset Level Goal. You may include any Eligible Fund Purchases towards the Letter, including shares of classes other than Class A shares. However, a Letter of Intent will not entitle you to a reduction in the sales charge payable on any shares other than Class A shares, and if the shares are subject to a contingent deferred sales charge, you will still be subject to that contingent deferred sales charge with respect to those shares. You must make reference to the Letter of Intent each time you make a purchase under the Letter.
  Eligible Fund Purchases. Generally, any
shares of a fund sold by the Distributor may be credited towards your Asset Level Goal. Shares of money market funds sold by the Distributor acquired by exchange from other funds offered with a sales charge may be credited toward your letter of intent asset goal. Certain funds and certain classes of shares of other funds sold by the Distributor may not be credited toward your letter of intent asset goal until May 18, 2009.
  This list may change from time to time.
Investors should check with their Service Agent to see which funds may be eligible.
  Eligible Accounts. Purchases may be made through any account in your name, or in the name of your spouse or your children under the age of 21. You may need to provide certain records, such as account statements, in order to verify your eligibility for reduced sales charges. Contact your Service Agent to see which accounts may be credited toward your Asset Level Goal.
  Eligible Prior Purchases. You may also credit towards your Asset Level Goal any Eligible Fund
Purchases made in Eligible Accounts at any time prior to entering into the Letter of Intent that have not been sold or redeemed, based on the current price of those shares as of the date of calculation.
  Increasing the Amount of the Letter. You may at any time increase your Asset Level Goal. You must, however, contact your Service Agent, or if you purchase your shares directly through the transfer agent, contact the transfer agent, prior to making any purchases in an amount in excess of your current Asset Level Goal. Upon such an increase, you will be credited by way of

2


additional shares at the then current offering price for the difference between: (a) the aggregate sales charges actually paid for shares already purchased under the Letter of intent and (b) the aggregate applicable sales charges for the increased Asset Level Goal. The
13-month period during which the Asset Level
Goal must be achieved will remain unchanged.
  Sales and Exchanges. Shares acquired pursuant to a Letter of Intent, other than Escrowed
Shares as defined below, may be redeemed or exchanged at any time, although any shares that are redeemed prior to meeting your Asset Level
Goal will no longer count towards meeting your Asset Level Goal. However, complete liquidation of purchases made under a Letter of Intent prior to meeting the Asset Level Goal will result in the cancellation of the Letter. See
Failure to Meet Asset Level Goal below.
Exchanges in accordance with the funds
prospectus are permitted, and shares so
exchanged will continue to count towards your Asset Level Goal, as long as the exchange results in an Eligible Fund Purchase.
  Cancellation of Letter of Intent. You may cancel a Letter of Intent by notifying your Service Agent in writing, or if you purchase your shares directly through the transfer agent, by notifying the transfer agent in writing. The Letter will be automatically cancelled if all shares are sold or redeemed as set forth above. See Failure to Meet Asset
Level Goal below.
  Escrowed Shares. Shares equal in value to five percent (5%) of your Asset Level Goal as of the date your Letter of Intent (or the date of any increase in the amount of the Letter) is accepted, will be held in escrow during the term of your Letter. The Escrowed Shares will be included in the total shares owned as reflected in your account statement and any dividends and capital gains distributions applicable to the Escrowed Shares will be credited to your account and counted towards your Asset Level Goal or paid in cash upon request. The Escrowed Shares will be released from escrow if all the terms of your Letter are met.
  Failure to Meet Asset Level Goal. If the total assets under your Letter of Intent within its 13-month term are less than your Asset
Level Goal whether because you made
insufficient Eligible Fund Purchases, redeemed all of your holdings or cancelled the Letter before reaching your Asset Level Goal, you will be liable for the difference between: (a) the sales charge actually paid and (b) the sales charge that would have applied if you had not entered into the Letter. You may, however, be entitled to any breakpoints that would have

3


been available to you under the accumulation privilege. An appropriate number of shares in your account will be redeemed to realize the amount due. For these purposes, by entering into a Letter of Intent, you irrevocably appoint your Service Agent, or if you purchase your shares directly through the transfer agent, the transfer agent, as your attorney-in-fact for the purposes of holding the Escrowed
Shares and surrendering shares in your account for redemption. If there are insufficient assets in your account, you will be liable for the difference. Any Escrowed Shares remaining after such redemption will be released to your account.
Transfer Agent
  Boston Financial Data Services, Inc. (the transfer agent), located at 2 Heritage Drive, North Quincy, Massachusetts 02171, serves as the funds transfer agent. Under the transfer agency agreement, the transfer agent maintains the shareholder account records for the fund, handles certain communications between shareholders and the fund and distributes dividends and distributions payable by the fund. For these services, the transfer agent receives a monthly fee computed on the basis of the number of shareholder accounts it maintains for the fund during the month, and is reimbursed for out-of-pocket expenses.
Schedule A




Fund Name

Date of
Statement of
Additional
Information


LEGG MASON PARTNERS INCOME TRUST


Legg Mason Partners Global
Inflation Management Fund

February 28,
2009
Legg Mason Partners Short
Duration Municipal Income
Fund

February 28,
2009